EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Federal Mortgage Corporation of Puerto Rico, Inc.
Wellington, FL

We have issued our report dated February 11, 2004, accompanying the financial statements of Federal Mortgage Corporation of Puerto Rico, Inc. in the Registration Statement. We consent to the use of the aforementioned report in the Registration Statement.


/s/ Miller and Mccollom
MILLER AND MCCOLLOM
Certified Public Accountants
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado 80033

March 11, 2004















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